As filed with the Securities and Exchange Commission
                                       on January 28, 1998
                           Registration No. 333-_______________

______________________________________________________________________________________________________________
______________________________________________________________________________________________________________

                                         FORM S-8
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933
                                      _______________

                                    MID-AMERICA BANCORP
                  (Exact name of registrant as specified in its charter)
KENTUCKY                                                                           61-1012933
(State or other jurisdiction                                                 (I.R.S. Employer
of incorporation or organization)                                         Identification No.)

                                     500 WEST BROADWAY
                                LOUISVILLE, KENTUCKY  40202

                         (Address of Principal Executive Offices)

                  1995 INCENTIVE STOCK OPTION PLAN OF MID-AMERICA BANCORP
      EMPLOYMENT AGREEMENTS BETWEEN THE REGISTRANT AND GAIL POHN AND ROBERT H. SACHS

                                 (Full title of the plans)

                                                                               Copy to:
ROBERT H. SACHS, EXECUTIVE VICE PRESIDENT             CYNTHIA W. YOUNG, ESQ.
MID-AMERICA BANCORP                                   WYATT, TARRANT & COMBS
500 WEST BROADWAY                                     2800 CITIZENS PLAZA
LOUISVILLE, KENTUCKY  40202                           LOUISVILLE, KENTUCKY 40202

                          (Name and address of agent for service)

                                      (502) 589-3351
               (Telephone number, including area code, of agent for service)


                              CALCULATION OF REGISTRATION FEE
Title of              Amount                 Proposed maximum        Proposed maximum      Amount of
securities            to be                  offering price          aggregate offering    registration
to be registered      registered             per share<F1>           price<F1>             fee
COMMON STOCK,         1,023,182<F2>
NO PAR VALUE          SHARES                 $32.3125                $33,061,568           $9,753.17

<F1> Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the average of the high and low prices of the Common Stock as of January 26, 1998 on the American Stock Exchange, as reported in the consolidated reporting system.

<F2> The  Registrant  also  registers  hereby   such  indeterminate  number  of
additional shares as may be required to cover antidilutive adjustments under the 1995 Incentive Stock Option Plan and the options granted to two executive officers.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference the following documents in this Registration Statement:

     A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     B. The information appearing under the headings "ELECTION OF DIRECTORS", "COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934", "EXECUTIVE COMPENSATION", "PRINCIPAL SHAREHOLDERS" and "ELECTION OF DIRECTORS", "CERTAIN TRANSACTIONS" and "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" in the Registrant's Proxy Statement dated March 17, 1997 for its Annual Meeting of Shareholders held April 17, 1997, which information was incorporated by reference in the Registrant's Annual Report on Form 10-K;

     C. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997; and

     D. The description of the Registrant's Common Stock as contained in the Registration Statement on Form 8-A, dated August 27, 1990, which incorporates the "Description of Capital Stock of Holding Company" section of the Registrant's Registration Statement on Form S-14 (Registration No. 2-80835).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the Registrant's Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     Article VI of the Registrant's Restated Articles of Incorporation gives current and former directors and officers of the Registrant (and their executors, administrators or heirs) the right to indemnification, and requires the Registrant to provide indemnification, to the maximum extent permitted or mandated by the Kentucky Business Corporation Act, as amended from time to time.

     The  circumstances  under  which  Kentucky   law  requires  or  permits  a
corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, ET SEQ.

     Generally, under KRS 271B.8-500 ET SEQ., a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if:

     [1] He conducted himself in good faith; and

     [2] He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director or officer: [1] in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The exhibits listed on the Exhibit Index appearing on page 9 of this Registration Statement are hereby incorporated by reference.


ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           [1] To include any prospectus required by Section 10(a)(3) of the Act;

           [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3.   Insofar  as  indemnification  for  liabilities  arising  under   the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any
action,  suit  or  proceeding)  is  asserted  by  such  director,   officer  or
controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on January 26, 1998.

                                      MID-AMERICA BANCORP


                                      By /S/ BERTRAM W. KLEIN

                                        Bertram W. Klein, Chairman of the Board


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bertram W. Klein and Orson Oliver, and each of them, with the power to act without the other, his or her true and lawful attorney-in-facts and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the 26th day of January, 1998 in the capacities indicated:


SIGNATURE                             TITLE


 /S/ BERTRAM W. KLEIN
Bertram W. Klein                 Chairman of the Board


 /S/ R. K. GUILLAUME
R. K. Guillaume                     Chief Executive Officer
                                 (Principal Executive Officer)


 /S/ STEVEN SMALL
Steven Small                     Executive Vice President and
                                  Chief Financial Officer
                                 (Principal Financial and Accounting Officer)

 /S/ LESLIE D. ABERSON
Leslie D. Aberson                     Director


 /S/ ROBERT P. ADELBERG
Robert P. Adelberg                    Director


Stanley L. Atlas                      Director


 /S/ WILLIAM C. BALLARD, JR.
William C. Ballard, Jr.               Director


 /S/ JAMES E. CAIN
James E. Cain                         Director


 /S/ MARTHA LAYNE COLLINS
Martha Layne Collins                  Director


 /S/ DAVID JONES, JR.
David Jones, Jr.                      Director


 /S/ PEGGY ANN MARKSTEIN
Peggy Ann Markstein                   Director


 /S/ DONALD G. MCCLINTON
Donald G. McClinton                   Director


 /S/ ORSON OLIVER
Orson Oliver                          Director


 /S/ JEROME PAKENHAM
Jerome Pakenham                       Director


 /S/ JOHN S. PALMORE
John S. Palmore                       Director

 /S/ WOODFORD R. PORTER, SR.
Woodford R. Porter, Sr.               Director


 /S/ BRUCE J. ROTH
Bruce J. Roth                         Director


 /S/ RAYMOND L. SALES
Raymond L. Sales                      Director


 /S/ BENJAMIN K. RICHMOND
Benjamin K. Richmond                  Director


 /S/ HENRY C. WAGNER
Henry C. Wagner                       Director

                           INDEX TO EXHIBITS



EXHIBIT NUMBER
                      DESCRIPTION OF EXHIBIT                                                          PAGE
4(a)                  1995  Incentive  Stock Option Plan incorporated by reference to
                      Exhibit 10(m) of the  Registrant's  report on Form 10-Q for the quarter ended June 30, 1995 (Commission File no. 1-10602)

4(b)                  Employment Agreement between the Registrant  and  Robert Sachs, dated April 5, 1993, incorporated by reference to Exhibit 10(e)
                      to the Registrant's report on Form 10-K for the year  ended De-
                      cember 31, 1993 (Commission File no. 1-10602)

4(c)                  Employment  Agreement  between  the  Registrant  and Gail Pohn, dated April 5, 1993, incorporated by reference to Exhibit 10(f)
                      to the Registrant's report on Form 10-K for the year  ended De-
                      cember 31, 1993 (Commission File no. 1-10602)

4(d)                  Articles   of  Restatement  of  Articles  of  Incorporation  of
                      Mid-America  Bancorp  filed with the Secretary of State of Ken-
                      tucky on May 4, 1989; as amended by Articles of Amendment filed with the Secretary of State  of  Kentucky on April 19, 1993 and
                      March 13, 1995 are incorporated by reference to Exhibit 3(a) to the Registrant's annual report on  Form 10-K for the year ended
                      December 31, 1994 (Commission File No. 1-10602)

4(e)                  Bylaws of Mid-America Bancorp are incorporated  by reference to
                      Exhibit 3(b) of the Registrant's annual report on Form 10-K for the year ended December 31, 1995 (Commission File No. 1-10602)

5                     Opinion  of  Wyatt, Tarrant & Combs as to the legality  of  the                   10
                      Common Stock

23(a)                 Consent of KPMG Peat Marwick LLP                                                  12

23(b)                 Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

25                    Power of Attorney (included on signature page of this Registra-
                      tion Statement).